Exhibit 28(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A, No. 333-81209), and to the incorporation by reference therein of our report dated February 26, 2021 on The Gabelli Utilities Fund, included in the 2020 annual report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 30, 2021